UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	(X)
Filed by a Party other than the Registrant	( )

Check the appropriate box:

( )	Preliminary Proxy Statement
( )	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
( )	Definitive Proxy Statement
(X)	Definitive Additional Materials
( )	Soliciting Material Pursuant to Rule 14a-12

SteelPath MLP Funds Trust
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
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( )	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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( )	Fee paid with preliminary materials.
( )	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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4) Date Filed:

IMPORTANT NOTICE

REGARDING YOUR INVESTMENT

THE STEELPATH MLP FUNDS TRUST

2100 McKinney Ave, Suite 1401, Dallas TX 75201

October 16, 2012

Dear Shareholder:

The Board for SteelPath MLP Funds recently sent you proxy material regarding two upcoming Special Meetings to ask for your vote on important proposals affecting your Fund. The two Special Meetings are scheduled to be held on November 16, 2012 at the Trust’s offices at 2100 McKinney Ave, Suite 1401, Dallas TX 75201 at 12:00 PM Central Time and 1:00 PM Central Time.

Detailed information about the Special Meetings and the proposals can be found in the proxy statement. To simplify matters we have included additional copies of the corresponding proxy card for each of the Special Meetings for your review and convenience. Should you have any questions regarding the proposals or to vote your shares, please call 1 (800) 331-5908.

The Fund’s records indicate that you have NOT voteD. There are two special meetings. please take a moment now to cast your vote so that your shares may be represented at each of the Special Meetings.

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1.	Vote by Phone. Simply dial toll-free 1 (800) 331-5908. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

2.	Vote via the Internet. Simply visit the website indicated on the enclosed proxy card and follow the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

Thank you in advance for your participation.